Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

ING Risk Managed Natural Resources Fund

We consent to the use of our report dated September 21, 2006, incorporated herein by reference, and to the references to our Firm under the heading “Independent Registered Public Accounting Firm” in the prospectus and the statement of additional information, which are part of Registration Statement No. 333-136495.

/s/    KPMG LLP

Boston, Massachusetts

October 24, 2006

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